Exhibit 10.6

MODIFICATION AGREEMENT
This MODIFICATION AGREEMENT (this "Agreement") is entered into as of September 28, 2017, among DYNATRONICS CORPORATION, a Utah corporation ("Dynatronics"), HAUSMANN ENTERPRISES, LLC, a Utah limited liability company ("Enterprises," and collectively with Dynatronics, "Original Borrowers"), and BIRD & CRONIN, LLC, a Utah limited liability company ("Joining Borrower," and together with Dynatronics and Enterprises, individually and collectively, jointly and severally, "Borrower"), and BANK OF THE WEST, a California banking corporation ("Lender").
WHEREAS, Lender has extended credit to Original Borrowers pursuant to a Loan and Security Agreement dated as of March 31, 2017 among Original Borrowers and Lender (as previously amended, modified or supplemented, the "Loan Agreement"; terms used but not defined herein shall have the meanings given to them in the Loan Agreement);
WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Original Borrowers granted Lender a first priority security interest in and lien on the Collateral;
WHEREAS, Dynatronics intends to acquire certain assets of Bird & Cronin, Inc., a Minnesota corporation ("Seller") pursuant to an Asset Purchase Agreement dated as of September 26, 2017 among Dynatronics, Seller and the other parties thereto (such agreement, the "Asset Purchase Agreement," and such transaction, the "Acquisition"), and thereafter to assign the acquired assets to Joining Borrower, which is a wholly-owned subsidiary of Dynatronics; and
WHEREAS, Borrower and Lender have agreed to add Joining Borrower as a "Borrower" under the Loan Agreement and to modify the Loan Agreement and the Loan Documents in connection with the Acquisition and in certain other respects in accordance with the terms of this Agreement;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower mutually agree as follows:
1. MODIFICATION AGREEMENT
1.1                Recitals and Representations Accurate.  The above recitals are hereby made a part of this Agreement and Borrower acknowledges and agrees that each of the recitals is true and correct.
1.2 Ratification.  All of the terms, covenants, provisions, representations, warranties, and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed, and continued in full force and effect as if fully restated herein.
1.3 Collateral.  Each Original Borrower confirms and ratifies its continuing mortgage, pledge, assignment, and/or grant of security interest in and lien on the Collateral to and in favor of Lender as set forth in the Loan Documents.
1.4 Increase in Maximum Amount.  Section 1.1 of the Loan Agreement is hereby amended to change the "Maximum Amount" as defined therein to $11,000,000.00.
1.5 Amendments to Definitions.
(a) Sections 2.1(c) ("Adjusted EBITDA") and 2.1(p) ("Consolidated Leverage Ratio") of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
(c) "Adjusted EBITDA" means, as of any date of calculation and for any period ending on or after July 31, 2017, the sum of Net Income plus Interest Expense plus taxes plus depreciation and amortization expense (as reported on the applicable Person's cash flow statement) plus stock-based compensation plus transaction costs, fees and expenses of the Hausmann Acquisition (not to exceed $900,000.00) plus transaction costs, fees and expenses of the Bird & Cronin Acquisition (not to exceed $1,000,000.00) plus transaction costs, fees and expenses of any other Permitted Acquisition (not to exceed for any Permitted Acquisition the lesser of (i) five percent (5%) of the cash consideration paid by Borrower in such Permitted Acquisition and (ii) $1,000,000.00) plus for any twelve month period ending on or prior to February 28, 2018, non-recurring severance and employee expenses paid prior to March 31, 2017 in the amount set forth in row 1 of the table attached hereto as Schedule 1 for the twelve month period ended on the applicable date of calculation minus non-cash gains (including, without limitation, deferred gains attributable to sale/leaseback transactions) plus, for any twelve month period ending on or prior to February 28, 2018, actual excess compensation paid prior to March 31, 2017 by Hausmann Industries to any of its owners in the amount set forth in row 2 of the table attached hereto as Schedule 1 for the twelve month period ended on the applicable date of calculation minus, for any twelve month period ending on or prior to February 28, 2018, imputed rent in the amount set forth in row 3 of the table attached hereto as Schedule 1 for the twelve month period ended on the applicable date of calculation minus, for any twelve month period ending on or prior to February 28, 2018, other non-operating income of Hausmann Industries attributable to the portion of such period through and including March 31, 2017, as shown on the financial statements of Hausmann Industries, plus, for any twelve month period ending on or prior to August 31, 2018, actual excess compensation paid prior to October 2, 2017 by Bird & Cronin to any of its owners in the amount set forth in row 4 of the table attached hereto as Schedule 1 for the twelve month period ended on the applicable date of calculation.  For the first twelve full months after each Permitted Acquisition, Adjusted EBITDA of the business or assets acquired in such Permitted Acquisition shall be calculated based on the actual results of operations attributable to the acquired assets or business for the most recently completed twelve month period, as shown in the financial statements reflecting such assets or business prior to such Permitted Acquisition, for the portion of such period prior to such Permitted Acquisition, and shall be satisfactory to Lender in its reasonable discretion.

(p) "Consolidated Leverage Ratio" means, for any period, for Borrowers and their Subsidiaries on a consolidated basis, Total Funded Indebtedness divided by Adjusted EBITDA, provided, however, that for the measurement period ended as of September 30, 2017 Total Funded Indebtedness shall exclude Loans made by Lender on or about September 28, 2017 to finance the Bird & Cronin Acquisition.
(b) Subsection (viii) of Section 2.1(w) ("Eligible Account") of the Loan Agreement is amended and restated in its entirety to read as follows:
(viii)             Accounts with respect to which the Debtor is a subsidiary or Affiliate of Borrower;
(c) Section 2.1 of the Loan Agreement is amended to (i) renumber existing subsection (d) thereof as new subsection (e), (ii) renumber existing subsections (e) through (p) thereof as new subsections (h) through (s), (iii) renumber existing subsections (q) through (hhh) thereof as new subsections (u) through (lll), and (iv) add the following as new subsections (d), (f), (g) and (t) thereof:
(d)
"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

(f)	"Bird & Cronin" means Bird & Cronin, Inc., a Minnesota corporation.
(g)
"Bird & Cronin Acquisition" means the Acquisition of certain business and assets of Bird & Cronin by Dynatronics pursuant to the Asset Purchase Agreement dated as of September 26, 2017 between Bird & Cronin and Dynatronics.

(t)
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

1.6 Amendment to Material Notices.  Section 5.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
5.13 Material Notices.  Give Lender prompt written notice of any and all (i) litigation, arbitration or administrative proceedings with claims or damages estimated at more than $250,000 to which Borrower or any Subsidiary of Borrower is a party or which affects the Collateral, (ii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of Borrower or any Subsidiary of Borrower, (iii) enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any Subsidiary of Borrower or any of their respective properties, and (iv) change that causes or could reasonably be expected to cause a Debtor with respect to any Eligible Account to become an Affiliate of Borrower.
1.7 Amendment to Maximum Consolidated Leverage Ratio.  Section 5.15(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(a)
Maximum Consolidated Leverage Ratio.  Beginning on the date hereof and on the last day of each month thereafter, not permit the Consolidated Leverage Ratio for the twelve month period then ended to be greater than (i) for the twelve month periods ended on the last day of each month through November 30, 2017, 7.00 to 1.00, (ii) for the twelve month periods ended on the last day of each month beginning December 31, 2017 through May 31, 2018, 4.50 to 1.00, and (iii) for the twelve month periods ended on the last day of each month beginning June 30, 2018 and thereafter, 4.25 to 1.00.  Calculations under this Section as of the end of any fiscal year shall be based on the audited consolidated financial statements of Borrower for such fiscal year.

1.8 Amendment to Minimum Consolidated Fixed Charge Coverage Ratio.  Section 5.15(b) of the Loan Agreement is amended to add the following sentence to the end of such section:
     Calculations under this Section as of the end of any fiscal year shall be based on the audited consolidated financial statements of Borrower for such fiscal year.
1.9 Compliance Certificate.  The form of Compliance Certificate attached to the Loan Agreement as Exhibit A is hereby replaced with the form of Compliance Certificate attached hereto as Exhibit A.
1.10              Borrowing Base Certificate.  The form of borrowing base certificate attached to the Loan Agreement as Exhibit B is hereby replaced with the form of borrowing base certificate attached hereto as Exhibit B.
1.11              Schedule of Inventory.  The form of schedule of inventory attached to the Loan Agreement as Exhibit C is hereby replaced with the form of schedule of inventory attached hereto as Exhibit C.
1.12              Conditions Precedent to Effectiveness.  This Agreement shall be effective as of the date first above written upon the date on which each of the following conditions are satisfied:
(a) Lender shall have received counterparts executed by each other party thereto of each of the following, by original or electronic transmission (promptly followed by originals), each in form and substance satisfactory to Lender:

(i)	this Agreement;
(ii)	a Landlord Subordination Agreement respecting the real property commonly known as 1200 Trapp Rd., Eagan, Minnesota 55121;
(iii)	an Amended and Restated Borrowing Base Line of Credit Note in the form attached hereto as Exhibit D;
(iv)	a Consent and Agreement by Guarantor in the form attached to this Agreement;
(v)	an Organization and Authorization Certificate in the form attached to this Agreement;
(vi)
a borrowing base certificate in the form of Exhibit B attached hereto and a schedule of inventory in the form of Exhibit C attached hereto, in each case prepared on a Pro Forma Basis to give effect to the Acquisition, and demonstrating to Lender's satisfaction that, after giving effect to any Advance made for the purpose of funding the Acquisition, the Excess Availability Amount shall be no less than ten percent (10%) of the Borrowing Base;

(vii)	a flow of funds agreement among Borrower, Lender, and, if required by Lender, Seller, governing Borrower's use of the proceeds of Advances to fund the Acquisition;
(viii)	a Perfection Certificate by Borrower in favor of Lender reflecting the Acquisition;
(ix)
a certificate from a responsible officer of Joining Borrower, including an incumbency certificate, dated as of the date hereof, certifying as to Joining Borrower's organizational documents (which, to the extent filed with a governmental authority, shall be certified as of a recent date by such governmental authority), the resolutions of manager(s) or member(s) of Joining Borrower, as applicable, the good standing, existence or its equivalent of Joining Borrower and of the incumbency of the responsible officer(s) of Joining Borrower; and

(x)
such other documents and certificates as Lender or its counsel may reasonably request relating to Borrower, Guarantor, Seller, the authorization of this Agreement, the Acquisition, and any other legal matters relating to Borrower and Guarantor, the Loan Agreement, the Acquisition or this Agreement.

(b) Borrower shall have paid or caused to be paid to Lender a line increase fee in the amount of $7,500.00 in immediately available funds, which shall be fully earned and non-refundable when paid.
(c) Joining Borrower shall have established a lockbox with Lender pursuant to Section 3.3 of the Loan Agreement.

(d) All fees and expenses incurred or payable by Lender (including, without limitation, reasonable fees and expenses of counsel for Lender), arising in connection with the negotiation, preparation and execution of this Agreement.
1.13 Representations and Warranties.  Borrower hereby represents and warrants to Lender that:
(a) The person(s) executing this Agreement is duly authorized to do so and to bind Borrower to the terms hereof;
(b) Each of the Loan Documents is a valid and legal binding obligation of Borrower, enforceable in accordance with its terms, and is not subject to any defenses, counterclaims, or offsets of any kind;
(c) All financial statements delivered to Lender were true, accurate and complete, in all material respects, as of the date of delivery to Lender;
(d) Since the date of the Loan Documents there has been no material adverse change in the condition, financial or otherwise, of Original Borrowers, except as disclosed to Lender in writing;
(e) There exists no action, suit, proceeding or investigation, at law or in equity, before any court, board, administrative body or other entity, pending or threatened, affecting Borrower or its property, wherein an unfavorable decision, ruling or finding would materially adversely affect the business operations, property or financial condition of Borrower; and
(f) There exists no event of default, or other circumstance that with the passage of time or giving of notice or both will become an event of default, under any of the Loan Documents.
1.14 Fees, Costs and Expenses.  Borrower shall, simultaneously with the execution of this Agreement, pay to Lender all fees, costs and expenses due and owing to Lender by Borrower under the Loan Documents.
2. JOINDER
2.1 Joinder as Borrower; Grant of Security Interest.  Joining Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Joining Borrower will be deemed to be a party to and a "Borrower" under the Loan Agreement and shall have all of the obligations of a Borrower thereunder as if it had executed the Loan Agreement.  Joining Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the representations and warranties set forth in Section 4 of the Loan Agreement and (b) all of the affirmative and negative covenants set forth in Section 5 of the Loan Agreement.  Without limiting the generality of the foregoing terms of this Section 2.1, as security for the prompt payment and performance of the Obligations, Joining Borrower hereby grants, pledges and assigns to Lender a continuing security interest in, and a right of set off against, to the extent applicable, any and all right, title and interest of Joining Borrower in and to the Collateral of Joining Borrower.
2.2 Representations and Warranties.  Each of Dynatronics, Enterprises and Joining Borrower hereby agree that all of the representations and warranties contained in Section 4 of the Loan Agreement and each other Loan Document are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be true and correct in all respects) as of such earlier date.
2.3 Receipt of Loan Documents by Joining Borrower.  Joining Borrower acknowledges and confirms that it has received a copy of the Loan Agreement and the exhibits thereto and each Loan Document and the schedules and exhibits thereto.
2.4 Reaffirmation by Original Borrowers.  Original Borrowers confirm that the Loan Agreement, as modified hereby, is, and upon Joining Borrower becoming a Borrower shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon Joining Borrower becoming a Borrower the term "Obligations," as used in the Loan Agreement, shall include all obligations of Joining Borrower under the Loan Agreement and under each other Loan Document.
3. MISCELLANEOUS
3.1 Release of Lender.
(a) Borrower hereby confirms that as of the date hereof it has no claim, set-off, counterclaim, defense, or other cause of action against Lender including, but not limited to, a defense of usury, any claim or cause of action at common law, in equity, statutory or otherwise, in contract or in tort, for fraud, malfeasance, misrepresentation, financial loss, usury, deceptive trade practice, or any other loss, damage or liability of any kind, including, without limitation, any claim to exemplary or punitive damages arising out of any transaction between or among Borrower and Lender.  To the extent that any such set-off, counterclaim, defense, or other cause of action may exist or might hereafter arise based on facts known or unknown that exist as of this date (collectively, the "Released Claims"), such Released Claims are hereby expressly and knowingly waived and released by Borrower.  Borrower acknowledges that this release is part of the consideration to Lender for the financial and other accommodations granted by Lender in this Agreement.

(b) Borrower also expressly waives and releases all rights conferred upon it by the provisions of California Civil Code Section 1542, and expressly agrees that this Agreement shall be given full force and effect according to each of its express provisions.  California Civil Code Section 1542 provides:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."
With regard to Section 1542 of the California Civil Code, Borrower hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, expenses and defenses, which are presently unknown, unanticipated, misunderstood and unsuspected.  Borrower further agrees, represents and warrants that this Agreement has been negotiated and agreed upon in light of that realization and that it nevertheless hereby waives and releases all rights and benefits which it may otherwise have against Lender under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated, misunderstood and unsuspected causes of action, claims, demands, debts, controversies, damages, costs, losses, expenses and defenses, and all Released Claims.
3.2 Costs and Expenses.  Borrower shall pay to Lender on demand any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, court costs, litigation and other expenses) incurred or paid by Lender in establishing, maintaining, protecting or enforcing any of Lender's rights or any of the obligations owing by Borrower to Lender, including, without limitation, any and all such costs and expenses incurred or paid by Lender in defending Lender's security interest in, title or right to, the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.
3.3 Indemnification.  Borrower shall indemnify, defend and hold Lender and its directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by Borrower or any guarantor or endorser of the obligations of Borrower to Lender, or any other person (as well as from attorneys' fees and expenses in connection therewith) on account of Lender's relationship with Borrower, or any guarantor or endorser of the obligations of Borrower to Lender (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender's election, but at the expense of Borrower), except for any claim arising out of the gross negligence or willful misconduct of Lender.  The within indemnification shall survive payment of the obligations of Borrower to Lender, and/or any termination, release or discharge executed by Lender in favor of Borrower.
3.4 Severability.  If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.
3.5 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

3.6 Complete Agreement.  This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.
3.7 Binding Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and Lender shall be entitled to rely thereon) until released in writing by Lender.  Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral.  Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
3.8 Further Assurances.  Borrower will from time to time execute and deliver to Lender such documents, and take or cause to be taken, all such other further action, as Lender may request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement (including, without limitation, to correct clerical errors) or to vest more fully in or assure to Lender the security interest in the Collateral or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral).  To the extent permitted by applicable law, Borrower authorizes Lender to file financing statements, continuation statements or amendments without Borrower's signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower, if necessary, and may be filed at any time in any jurisdiction.  Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Uniform Commercial Code of California as amended from time to time (the "Code") for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower.  Borrower agrees to furnish any such information to Lender promptly upon request.  In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain "control" (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender's security interest in any of the Collateral and the preservation of its rights therein.  Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all obligations of Borrower to Lender are irrevocably paid in full and the Collateral is released.
3.9 Amendments and Waivers.  This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain Lender's prior written consent to each such amendment, action or omission to act.  No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.
3.10 Terms of Agreement.  This Agreement shall continue in force and effect so long as any obligation of Borrower to Lender shall be outstanding and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

3.11 Notices.  Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of Borrower or Lender, or if mailed by registered or certified mail, return receipt requested, addressed to Borrower or Lender at the address set forth in the Loan Agreement or as any party may from time to time designate by written notice to the other party.
3.12 California Law.  This Agreement shall be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without giving effect to the conflicts of laws principles thereof.
3.13 Reproductions.  This Agreement and all documents which have been or may be hereinafter furnished by Borrower to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).
3.14 Venue.  Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in California, over any suit, action or proceeding arising out of or relating to this Agreement.  Borrower irrevocably waives to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Borrower irrevocably appoints the Secretary of State of the State of California as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower's address shown above or as notified to Lender and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon Borrower.
3.15 Waiver Of Jury Trial.  BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, AND THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW EACH PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION RELATED TO THIS NOTE OR ANY OTHER DOCUMENT, INSTRUMENT OR TRANSACTION BETWEEN THE PARTIES.
3.16 Judicial Reference Provision.  In the event the above Jury Trial Waiver is unenforceable, the parties elect to proceed under this Judicial Reference Provision.  With the exception of the items specified below, any controversy, dispute or claim between the parties relating to this Agreement or any other document, instrument or transaction between the parties (each, a "Claim"), will be resolved by a reference proceeding in California pursuant to Sections 638 et seq. of the California Code of Civil Procedure, or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to reference.  Venue for the reference will be the Superior Court in the County where real property involved in the action, if any, is located, or in a County where venue is otherwise appropriate under law (the "Court").  The following matters shall not be subject to reference:  (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including without limitation set-off), (iii) appointment of a receiver, and (iv) temporary, provisional or ancillary remedies (including without limitation writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions).  The exercise of, or opposition to, any of the above does not waive the right to a reference hereunder.
The referee shall be selected by agreement of the parties.  If the parties do not agree, upon request of any party a referee shall be selected by the Presiding Judge of the Court.  The referee shall determine all issues in accordance with existing case law and statutory law of the State of California, including without limitation the rules of evidence applicable to proceedings at law.  The referee is empowered to enter equitable and legal relief, and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication.  The referee shall issue a decision, and pursuant to CCP §644 the referee's decision shall be entered by the Court as a judgment or order in the same manner as if tried by the Court.  The final judgment or order from any decision or order entered by the referee shall be fully appealable as provided by law.  The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial if granted, will be a reference hereunder.  AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, EACH PARTY AGREES THAT ALL CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT A JURY.
[Signature Page Follows]

Executed as of the date first written above.

Joining Borrower:

BIRD & CRONIN, LLC

By: Dynatronics Corporation,
its Manager

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr., President
and Chief Executive Officer

Original Borrowers:

DYNATRONICS CORPORATION

By:/s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr., President
and Chief Executive Officer

HAUSMANN ENTERPRISES, LLC

By: Dynatronics Corporation,
its Manager

By:/s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr., President
and Chief Executive Officer
Accepted: Bank of the West
By: /s/ Kevin Gillette
Name: Kevin Gillette
Title: Director

SCHEDULE 1
One-Time Add-backs to and Deductions from Adjusted EBITDA

Row #	Measurement period (twelve months ended on)
	7/31/17	8/31/17	9/30/17	10/31/17	11/30/17	12/31/17	1/31/18	2/28/18	3/31/18	4/30/18	5/31/18	6/30/18	7/31/18	8/31/18
1	78,751	59,971	41,415	29,438	15,803	10,147	9,317	6,289	1,034	-	-	-	-	-
2	468,032	472,028	476,024	480,020	484,016	(11,988)	(7,992)	(3,996)	-	-	-	-	-	-
3	(240,000)	(210,000)	(180,000)	(150,000)	(120,000)	(90,000)	(60,000)	(30,000)	-	-	-
4	-	-	-	73,333	66,667	60,000	53,333	46,667	40,000	33,333	26,667	20,000	13,333	6,667
All numbers above other than row numbers and dates represent gains (losses) in United States Dollars.

EXHIBIT A

Form of Compliance Certificate

[See Attached]

EXHIBIT B

Form of Borrowing Base Certificate

[See Attached]

EXHIBIT C

Form of Schedule of Inventory

[See Attached]

EXHIBIT D

Form of Amended and Restated Borrowing Base Line of Credit Note

[See Attached]

CONSENT AND AGREEMENT BY GUARANTOR
Each of the undersigned acknowledges receipt of a copy of the Modification Agreement dated on or about the date hereof among Dynatronics Corporation, a Utah Corporation, and Hausmann Enterprises, LLC, a Utah limited liability company (together, "Original Borrowers"), Bird & Cronin, LLC, a Utah limited liability company ("Joining Borrower"), and Bank of the West ("Lender"), and the Amended and Restated Borrowing Base Line of Credit Note dated on or about the date hereof made by Original Borrowers and Joining Borrower in favor of Lender (collectively, the "Modification Documents"), reaffirms its Unlimited Guaranty and its Security Agreement, acknowledges that the execution, delivery and performance of the Modification Documents shall have no effect on such Unlimited Guaranty, such Security Agreement or any other Loan Document (as such term is defined in the Loan and Security Agreement dated as of March 31, 2017 among Original Borrowers and Lender) to which it is a party, each of which remains its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.
Executed and dated as of September 28, 2017.

DYNATRONICS DISTRIBUTION COMPANY, LLC

By:
Name:
 Title: Manager

ORGANIZATIONAL AND AUTHORIZATION CERTIFICATE
On behalf of Dynatronics Corporation, a Utah corporation, and Hausmann Enterprises, LLC, a Utah limited liability company (collectively, "Original Borrowers"), the undersigned certifies to Bank of the West ("Lender") that:
(a) except for any amendments attached hereto, the articles of incorporation, by laws, articles of organization, operating agreement, and other organizational documents of Original Borrowers previously delivered to Lender remain in full force and effect without amendment or modification;
(b) Original Borrowers remain in good standing in all states where so required by the Loan and Security Agreement dated as of March 31, 2017 among Original Borrowers and Lender (as amended, modified, and supplemented, the "Loan Agreement"; terms used but not defined herein having the meanings given therein);
(c) together with any resolutions delivered to Lender as of the date hereof, the resolutions and other authorizing documents of Original Borrowers delivered to Lender and any amendment thereto remain effective to authorize (i) the amendments of the Loan Agreement as described in the Modification Agreement dated on or about the date hereof among Original Borrowers, Bird & Cronin, LLC, a Utah limited liability company ("Joining Borrower"), and Lender, (ii) the Amended and Restated Borrowing Base Line of Credit Note dated on or about the date hereof made by Original Borrowers and Joining Borrower in favor of Lender (collectively, the "Modification Documents"), and the related Loan Documents;
(d) none of such organization documents or other authorizing documents of Original Borrowers delivered in connection with the Loan Agreement and any amendment thereto has been repealed, revoked, rescinded or amended in any respect (except as clearly indicated in the attached documents), and each remains in full force and effect as of the date hereof;
(e) he/she is authorized on behalf of Original Borrowers to deliver this Organizational and Authorization Certificate on behalf of Original Borrowers;
(f) the individual(s) authorized to sign the Modification Documents and other Loan Documents on behalf of Original Borrowers remain(s) authorized to execute and deliver the Modification Documents and each other document delivered in connection therewith by such party; and
(g) Lender may conclusively rely on this Certificate unless and until superseding documents shall be delivered to Lender.
IN WITNESS WHEREOF, I have signed this Organizational and Authorization Certificate as of September 28, 2017

Name:
Title: